UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Ellington Credit Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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YOUR SHARES ARE CURRENTLY UNVOTED
Dear Ellington Credit Company Shareholder:
By now, you should have received your proxy materials for the 2024 Annual Meeting of Shareholders of Ellington Credit Company, which is scheduled to be held virtually, via live webcast, on October 30, 2024, at 10:00am, Eastern Time. You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed. If you have already voted, we would like to thank you for your vote.
****PLEASE VOTE TODAY****
Your Board recommends that you vote FOR proposals 1, 2, 3, 4, 5 and 6. We urge you to vote your shares now, so they can be tabulated prior to the meeting.
Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.
If you have questions or need help voting your shares, please call our proxy solicitation firm,
430 Park Avenue, 14th Floor,
New York, NY 10022
Stockholders Call Toll Free: (800) 662-5200
E-mail: EARN@investor.sodali.com